Exhibit 4.47

PLEDGE AGREEMENT

among

CEMEX, S.A.B. DE C.V.,

THE BANK OF NEW YORK MELLON,

As Collateral Agent and Securities Intermediary

and

THE BANK OF NEW YORK MELLON,

As Note Purchase Contract Agent

Dated as of October 3, 2014

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PLEDGE AGREEMENT, dated as of October 3, 2014 among CEMEX, S.A.B. de C.V., a publicly traded variable capital corporation (sociedad anónima bursátil de capital variable) organized under the laws of Mexico (the “Company”), The Bank of New York Mellon, as collateral agent for the Company (in such capacity, the “Collateral Agent”) and as securities intermediary (as defined in Section 8-102(a)(14) of the UCC) with respect to the Securities Account (in such capacity, the “Securities Intermediary”) and The Bank of New York Mellon, as note purchase contract agent and as attorney-in-fact of the Holders from time to time of the Contingent Convertible Units (in such capacity, the “Note Purchase Contract Agent”) under the Note Purchase Contract Agreement.

RECITALS

WHEREAS, the Company, the Note Purchase Contract Agent and the Co-Note Purchase Contract Agent are parties to the Note Purchase Contract Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the “Note Purchase Contract Agreement”), pursuant to which 200,000 Contingent Convertible Units will be issued.

WHEREAS, each Contingent Convertible Unit, at issuance, has an initial stated amount of U.S.$1,000 and consists of a unit comprised of (a) a note purchase contract (a “Note Purchase Contract”) pursuant to which the Holder will purchase from the Company on the Note Purchase Date, for U.S.$1,000, U.S.$1,000 principal amount of the Company’s newly issued Convertible Subordinated Notes due 2020 (the “Notes”) and (b) an undivided beneficial ownership interest in Treasury Securities held, together with any Excess Initial Proceeds, in the Securities Account at The Bank of New York Mellon.

WHEREAS, pursuant to the terms of the Note Purchase Contract Agreement and the Note Purchase Contracts, the Holders of the Contingent Convertible Units have irrevocably authorized the Note Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided herein of the Collateral to secure the Obligations.

NOW, THEREFORE, the Company, the Collateral Agent, the Securities Intermediary and the Note Purchase Contract Agent agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

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(b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

(c) the following terms which are defined in the UCC shall have the meanings set forth therein: “Certificated Security,” “Control,” “Financial Asset,” “Entitlement Order,” “Securities Account” and “Security Entitlement;”

(d) capitalized terms used herein and not defined herein have the meanings assigned to them in the Note Purchase Contract Agreement; and

(e) the following terms have the meanings given to them in this Section 1.1(e):

“Agreement” means this Pledge Agreement, as the same may be amended, modified or supplemented from time to time.

“Authorized Agent” has the meaning specified in Section 10.2(c).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Mexico City are authorized or required by law or other governmental action to remain closed. In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement), payments or other distributions shall not be paid on such date, but shall be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date.

“Collateral” means the collective reference to:

(i) the Securities Account and the securities entitlements relating thereto and all cash deposited therein;

(ii) the components of the Contingent Convertible Units consisting of (A) all Treasury Securities maintained in the Securities Account and the security entitlements relating thereto and (B) any Excess Initial Proceeds in the Securities Account and the security entitlements relating thereto;

(iii) all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and

(iv) all powers and rights now owned or hereafter acquired under or with respect to the Collateral.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Collateral Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

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“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of the Note Purchase Contract Agreement, and thereafter “Company” shall mean such successor.

“Indemnitees” has the meaning specified in Section 8.8(b).

“Loss” and “Losses” have the meanings specified in Section 8.8(b).

“Note Purchase Contract” has the meaning specified in the second paragraph of the recitals of this Agreement.

“Note Purchase Contract Agent” means the Person named as the “Note Purchase Contract Agent” in the first paragraph of this Agreement until a successor Note Purchase Contract Agent shall have become such pursuant to the applicable provisions of the Note Purchase Contract Agreement, and thereafter “Note Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

“Note Purchase Contract Agreement” has the meaning specified in the first paragraph of the recitals of this Agreement.

“Notes” has the meaning specified in the second paragraph of the recitals of this Agreement.

“Obligations” means, with respect to each Holder, all obligations and liabilities of such Holder under such Holder’s Note Purchase Contract, the Note Purchase Contract Agreement and this Agreement or any other document made, delivered or given in connection herewith or therewith, including any obligation to purchase the Notes on the Note Purchase Date.

“Payment Date” means any date on which a payment or distribution is to be made under this Agreement.

“Pledge” means the lien and security interest created by this Agreement.

“Proceeds” has the meaning ascribed thereto in Section 9-102(a)(64) of the UCC and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets and other property received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of any financial assets from time to time held in a Securities Account and includes any Treasury Maturity Cash Proceeds.

“Securities Account” means the securities account of The Bank of New York Mellon, as Collateral Agent, maintained by the Securities Intermediary with account number 543256 and designated “The Bank of New York Mellon, as Collateral Agent of CEMEX, S.A.B. de C.V., as pledgee of The Bank of New York, as the Note Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders.”

“Securities Intermediary” means the Person named as the “Securities Intermediary” in the first paragraph of this Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Securities Intermediary” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

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“Transfer” means (i) in the case of certificated securities in registered form, delivery as provided in Section 8-301(a) of the UCC, endorsed to the transferee or in blank by an effective endorsement, (ii) in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on Trades and (iii) in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities, a securities intermediary indicating by book entry that such security entitlement has been credited to the transferee’s securities account.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“USA Patriot Act” has the meaning set forth in Section 10.13.

“U.S. Legal Tender” or “U.S. $” means such coin or currency of the United States of America, as at the time of payment shall be legal tender for the payment of public and private debts.

ARTICLE II

PLEDGE

SECTION 2.1 Pledge.

Each Holder, acting through the Note Purchase Contract Agent as such Holder’s attorney-in-fact, and the Note Purchase Contract Agent, acting solely as such attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of setoff against, all of such Person’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

SECTION 2.2 Control.

The Collateral Agent shall have control of the Securities Account pursuant to the provisions of Article IV of this Agreement.

SECTION 2.3 Termination.

As to each Holder, this Agreement and the Pledge created hereby shall terminate upon the satisfaction of such Holder’s Obligations whether upon (a) payment for the Notes pursuant to Section 3.2(b) and Section 5.3(a)(i), (b) receipt of the Exercise Notice by the Collateral Agent and the Securities Intermediary in accordance with Section 3.06 of the Note

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Purchase Contract Agreement pursuant to which a Note Purchase Contract is not being exercised or (c) receipt of an Automatic Termination Notice or a Tax Termination Notice by the Collateral Agent and the Securities Intermediary pursuant to Section 3.08 or Section 3.09 of the Note Purchase Contract Agreement.

ARTICLE III

DISTRIBUTIONS ON PLEDGED COLLATERAL

SECTION 3.1 Payments Following Termination.

Following termination of the Note Purchase Contracts pursuant to Section 3.08 or Section 3.09 of the Note Purchase Contract Agreement and upon receipt of the Automatic Termination Notice or the Tax Termination Notice, the Collateral Agent shall (a) use commercially reasonable efforts to sell the Treasury Securities held in the Securities Account (through instructing BNY Mellon Capital Markets, LLC, acting as broker to execute such sale upon then prevailing market terms), (b) release all Collateral from the Pledge, and (c) instruct the Securities Intermediary to release the resulting Proceeds of the Treasury Securities and any Excess Initial Proceeds to the Note Purchase Contract Agent for distribution to the Holders in accordance with their respective interests, free and clear of the Pledge created hereby, in accordance with Section 3.10 of the Note Purchase Contract Agreement. The Collateral Agent shall not have any liability for any claim that such sale did not maximize resulting proceeds.

SECTION 3.2 Payments Prior to or on Note Purchase Date. Unless the Collateral Agent and the Securities Intermediary shall have received an Automatic Termination Notice or a Tax Termination Notice in accordance with Section 3.08 or Section 3.09 of the Note Purchase Contract Agreement,

(a) all payments of liquidation amounts or principal received by the Securities Intermediary in respect of the Treasury Securities shall be held in the Securities Account without reinvestment until the Note Purchase Date; and

(b) as provided in Section 5.3 hereof, with respect to each Note Purchase Contract that is exercised pursuant to Article III of the Note Purchase Contract Agreement, pursuant to an Exercise Notice received by the Collateral Agent from the Company in accordance with Section 3.06 of the Note Purchase Contract Agreement, the Collateral Agent shall, on behalf of the Note Purchase Contract Agent, direct the Securities Intermediary to transfer, on the Note Purchase Date, the Proceeds at maturity of such Note Purchase Contract’s Treasury Securities to or upon the order of the Company in full satisfaction of the obligations of the Holder thereof under its Note Purchase Contract in accordance with Section 3.04(a) of the Note Purchase Contract Agreement,

(c) with respect to each Note Purchase Contract that is not exercised pursuant to Article III of the Note Purchase Contract Agreement, pursuant to an Exercise Notice received by the Collateral Agent from the Company in accordance with Section 3.06 of the Note Purchase Contract Agreement, the Collateral Agent shall, on behalf of the Note Purchase Contract Agent, direct the Securities Intermediary to transfer, on the Note Purchase Date, the Proceeds at

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maturity of such Note Purchase Contract’s Treasury Securities to the Holder thereof in accordance with Section 3.04(b) of the Note Purchase Contract Agreement free and clear of the Pledge created hereby, and

(d) any balance remaining in the Securities Account on the Note Purchase Date following the foregoing payments shall be released from the Pledge by the Collateral Agent, and the Collateral Agent shall, on behalf of the Note Purchase Contract Agent, instruct the Securities Intermediary to, and the Securities Intermediary shall, Transfer to the Note Purchase Contract Agent such balance for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests in accordance with Section 3.04(c) of the Note Purchase Contract Agreement free and clear of the Pledge created hereby.

Assuming payment in full is received on the Treasury Securities upon their scheduled maturity, the Proceeds at maturity of each Note Purchase Contract’s Treasury Securities will be $1,000.

SECTION 3.3 Delivery to Note Purchase Contract Agent.

The Securities Intermediary shall use commercially reasonable efforts to deliver payments of the Proceeds of the Treasury Securities and any Excess Initial Proceeds to the Company or the Note Purchase Contract Agent, as applicable, to the extent it has received notification from the Collateral Agent of settlement or termination in accordance with Article III of the Note Purchase Contract Agreement, to the account designated by the Company or the Note Purchase Contract Agent, as applicable, for such purpose not later than 12:00 noon (New York City time) on the Note Purchase Date in the event of settlement pursuant to Section 3.04 of the Note Purchase Contract Agreement or on the next succeeding Business Day after such notice is received by the Securities Intermediary in the event of termination pursuant to Section 3.08 or Section 3.09 of the Note Purchase Contract Agreement.

SECTION 3.4 Assets Not Properly Released.

If the Note Purchase Contract Agent or any Holder shall receive any principal payments on account of financial assets credited to the Securities Account and not released therefrom in accordance with this Agreement, the Note Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company and, upon receipt of an Officer’s Certificate of the Company so directing, promptly deliver the same to the Securities Intermediary for credit to the Securities Account or to the Company for application to the Obligations of the Holders, and the Note Purchase Contract Agent and Holders shall acquire no right, title or interest in any such payments of principal amounts so received. The Note Purchase Contract Agent shall have no liability under this Section 3.4 unless and until it has been notified in writing that such payment was delivered to it erroneously and shall have no liability for any action taken, suffered or omitted to be taken prior to its receipt of such notice.

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ARTICLE IV

CONTROL

SECTION 4.1 Establishment of Securities Account.

The Company, the Collateral Agent and the Note Purchase Contract Agent, on behalf of and as attorney-in-fact for the Holders, each hereby appoints the Securities Intermediary to perform its duties as set forth herein and authorizes the Securities Intermediary to hold the Collateral in the Securities Account. The Securities Intermediary hereby accepts such appointment and agrees to establish and maintain the Securities Account and appropriate records identifying the Collateral in the Securities Account as pledged by the Note Purchase Contract Agent, on behalf of and as attorney-in-fact for the Holders, to the Collateral Agent for the benefit of the Company.

The Securities Intermediary hereby confirms that:

(a) it has established the Securities Account and its records identify the Collateral Agent as the sole person having a securities entitlement against, and the sole customer of, the Securities Intermediary with respect to such Securities Account;

(b) the Securities Account is a securities account with respect to all property other than cash and a deposit account with respect to cash;

(c) subject to the terms of this Agreement, it shall identify in its records the Collateral Agent as the entitlement Holder entitled to exercise the rights that comprise any financial asset credited to the Securities Account;

(d) all property delivered to it pursuant to this Agreement or the Note Purchase Contract Agreement will be credited promptly to the Securities Account; and

(e) all securities or other property underlying any financial assets credited to the Securities Account shall be (i) registered in the name of the Note Purchase Contract Agent and endorsed to the Securities Intermediary or in blank, (ii) registered in the name of the Securities Intermediary or (iii) credited to another securities account maintained in the name of the Securities Intermediary. In no case will any financial asset credited to the Securities Account be registered in the name of the Note Purchase Contract Agent or any Holder or specially endorsed to the Note Purchase Contract Agent or any Holder unless such financial asset has been further endorsed to the Securities Intermediary or in blank.

SECTION 4.2 Treatment as Financial Assets.

Each item of property (with the express exclusion of cash) credited to the Securities Account shall be treated as a financial asset.

SECTION 4.3 Sole Control by Collateral Agent.

At all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of each Securities Account, and the Securities Intermediary shall take instructions and directions with respect to each Securities Account solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Securities Account or an instruction issued by the Collateral Agent directing disposition of funds in the Securities Account, the Securities Intermediary shall comply with such entitlement order or instruction without further consent by the Note Purchase Contract

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Agent or any Holder or any other Person. Except as otherwise permitted under this Agreement, until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders or instructions issued by the Note Purchase Contract Agent or any Holder.

SECTION 4.4 Securities Intermediary’s and Bank’s Jurisdiction.

The Securities Account and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Note Purchase Contract Agent and the Holders with respect thereto, shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be the “securities intermediary’s jurisdiction” and the “bank’s jurisdiction”.

SECTION 4.5 No Other Claims.

Except for the claims and interest of the Collateral Agent and of the Note Purchase Contract Agent and the Holders in the Securities Account, the Securities Intermediary (without having conducted any investigation) has no actual knowledge of any claim to, or interest in, the Securities Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Note Purchase Contract Agent.

SECTION 4.6 Maintenance and Release.

All proceeds of financial assets deposited in the Securities Account shall be maintained as provided in this Agreement. At no time prior to termination of the Pledge with respect to any particular property shall such property be released from the Securities Account except in accordance with this Agreement or upon instructions of the Collateral Agent.

SECTION 4.7 Statements and Confirmations.

The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and any financial assets credited thereto simultaneously to each of the Note Purchase Contract Agent, the Company and the Collateral Agent at their addresses for notices under this Agreement.

SECTION 4.8 Tax Allocations.

The Note Purchase Contract Agent shall perform all customary tax reporting with respect to all items of income, gain, expense and loss recognized in the Securities Account to the extent such reporting is required by law, to the Internal Revenue Service authorities in the manner required by law. Neither the Securities Intermediary nor the Collateral Agent shall have any tax reporting duties hereunder.

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SECTION 4.9 No Other Agreements.

The Securities Intermediary has not entered into, and prior to the termination of the Pledge will not enter into, any agreement with any other Person relating to the Securities Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.

SECTION 4.10 Powers Coupled with an Interest.

The rights and powers granted in this Article IV to the Collateral Agent have been granted in order to perfect its security interests in the Securities Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Note Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this Article IV shall continue in effect until the termination of the Pledge with respect to any and all Collateral.

SECTION 4.11 Waiver of Lien: Waiver of Set-off.

The Securities Intermediary waives any security interest, lien or right to make deductions or set-offs that it may now have or hereafter acquire in or with respect to the Securities Account, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Securities Account, nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien or any other right in favor of any person other than the Company.

ARTICLE V

DEPOSIT; APPLICATION OF PROCEEDS AND TERMINATION

SECTION 5.1 Initial Deposit of Treasury Securities and Any Excess Initial Proceeds.

(a) On the date hereof, the Note Purchase Contract Agent, on behalf of the initial Holders of the Contingent Convertible Units, shall:

(i) cause to be Transferred to the Collateral Agent or the Securities Intermediary for credit to the Securities Account, the Treasury Securities or security entitlements relating thereto purchased by the Initial Purchaser as authorized by the Holders under the Note Purchase Contract Agreement, and the Securities Intermediary shall thereupon indicate by book-entry that such Treasury Securities, regardless of whether received by the Securities Intermediary in the form of certified securities effectively indorsed in blank or as security entitlements, have been credited to the Securities Account; and

(ii) cause any Excess Initial Proceeds to be transferred to the Collateral Agent or the Securities Intermediary for deposit into the Securities Account.

(b) The Securities Intermediary may, at any time or from time to time, cause any or all securities or other property underlying any financial assets credited to the Securities Account to be registered in the name of the Securities Intermediary, the Collateral Agent or their respective nominees.

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SECTION 5.2 Deposit of Proceeds of Treasury Securities.

The Note Purchase Contract Agent, on behalf and as attorney-in fact of the Holders of the Contingent Convertible Units, shall cause any Proceeds of the Treasury Securities received, including Treasury Maturity Cash Proceeds and Proceeds from the sale of such Treasury Securities, to be transferred to the Collateral Agent or the Securities Intermediary for deposit into the Securities Account. The Collateral Agent and the Securities Intermediary shall promptly deposit any Proceeds of the Treasury Securities into the Securities Account upon receipt thereof.

SECTION 5.3 Application of Proceeds in Settlement of Note Purchase Contracts.

On the Note Purchase Date, the Collateral Agent shall, on behalf of the Note Purchase Contract Agent, instruct the Securities Intermediary to remit (a) the Treasury Maturity Cash Proceeds (i) to the Company with respect to each Note Purchase Contract that was exercised (in accordance with Section 3.01 and Section 3.07 of the Note Purchase Contract Agreement) to satisfy in full such Holder’s obligations to purchase the Notes under the related Note Purchase Contracts and (ii) to the Note Purchase Contract Agent for distribution to Holders of Note Purchase Contracts that have not been so exercised and (b) any Excess Initial Proceeds to the Note Purchase Contract Agent for distribution to all Holders in accordance with Section 3.04 of the Note Purchase Contract Agreement, in each case free and clear of the Pledge created hereby.

ARTICLE VI

RIGHTS AND REMEDIES

SECTION 6.1 Rights and Remedies of the Collateral Agent.

(a) In addition to the rights and remedies available at law or in equity, after an event of default (as specified in Section 6.1(b) below) hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (1) retention of the Treasury Securities or any Excess Initial Proceeds or (2) sale of the Treasury Securities or any Excess Initial Proceeds in one or more public or private sales, in either case in full satisfaction of the Holders’ obligations under the Note Purchase Contracts and the Note Purchase Contract Agreement.

(b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Treasury Maturity Cash Proceeds are not distributed as provided in Article III hereof, in satisfaction of the Obligations of the Holders of the Contingent Convertible Units under the related Note Purchase Contracts, the failure to make such distributions shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Collateral any and all of the rights and remedies available to a secured party under the UCC after default by a debtor, and as otherwise granted herein or under any other law.

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(c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all Proceeds of the Treasury Securities, including Treasury Maturity Cash Proceeds, subject, to the provisions of Article III hereof, and as otherwise granted herein.

(d) The Note Purchase Contract Agent, as attorney-in-fact of the Holders, and each Holder of Contingent Convertible Units agrees that, from time to time, upon the written request of the Collateral Agent or the Note Purchase Contract Agent, such Holder shall execute and deliver such further documents and do such other acts and things as the Company may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Note Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent acts, its own negligent failure to act or its own willful misconduct.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES; COVENANTS

SECTION 7.1 Representations and Warranties.

Each Holder from time to time, acting through the Note Purchase Contract Agent as attorney-in-fact (it being understood that the Note Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent (with respect to such Holder’s interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral, that:

(a) such Holder has the power to grant a security interest in and lien on the Collateral;

(b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent for credit to the Securities Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article II hereof;

(c) upon the Transfer of the Collateral to the Collateral Agent for credit to the Securities Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest); and

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(d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Article II hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

SECTION 7.2 Covenants.

The Holders from time to time, acting through the Note Purchase Contract Agent as their attorney-in-fact (it being understood that the Note Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

(a) such Holders will not create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

(b) such Holders will not sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with the Transfer of the Contingent Convertible Units.

ARTICLE VIII

THE COLLATERAL AGENT AND THE SECURITIES

INTERMEDIARY

It is hereby agreed as follows:

SECTION 8.1 Appointment, Powers and Immunities.

The Collateral Agent or the Securities Intermediary shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent or the Securities Intermediary, as the case may be, by the terms of this Agreement. The Collateral Agent and Securities Intermediary shall:

(a) have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, liabilities or obligations shall be inferred from this Agreement against the Collateral Agent and the Securities Intermediary, nor shall the Collateral Agent and the Securities Intermediary be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof and neither the Collateral Agent nor the Securities Intermediary shall have any fiduciary relationship to the Holders of the Contingent Convertible Units or any other Person;

(b) not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Contingent Convertible Units or the Note Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement

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(other than as against the Collateral Agent or the Securities Intermediary, as the case may be), the Contingent Convertible Units, any Collateral or the Note Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the validity, perfection, enforceability, priority or, except as expressly required hereby, maintenance of any security interest created hereunder;

(c) not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 8.2 hereof, subject to Section 8.8 hereof);

(d) not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or willful misconduct;

(e) not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder;

(f) not be liable for, any losses incurred by the Company, the Holders or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market; and

(g) not have any duty to monitor the value of any Collateral in the Securities Account or whether the Collateral is of a type required to be held in the Securities Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.

Subject to the foregoing, during the term of this Agreement, the Collateral Agent and the Securities Intermediary shall take all reasonable action in connection with the safekeeping and preservation of the Collateral and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her affairs.

The Collateral Agent and Securities Intermediary shall only be responsible for transferring money, securities or other property in accordance with the terms herein to the extent that such money, securities or other property is credited to the Securities Account.

No provision of this Agreement shall require the Collateral Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder. In no event shall the Collateral Agent or the Securities Intermediary be liable for any amount in excess of the value of the Collateral.

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The Collateral Agent and Securities Intermediary shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Collateral Agent or Securities Intermediary was negligent in ascertaining the pertinent facts.

In no event shall the Collateral Agent or Securities Intermediary be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts or war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Collateral Agent and Securities Intermediary shall use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances).

SECTION 8.2 Instructions of the Company.

The Company shall have the right, by one or more written instruments executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement or involve the Collateral Agent in personal liability and (ii) the Collateral Agent shall be indemnified to its satisfaction as provided herein. Neither the Collateral Agent nor the Securities Intermediary has any obligation or responsibility to file any UCC financing or continuation statements or to take any other actions to create, preserve or maintain the security interest in the Collateral except as expressly set forth herein.

SECTION 8.3 Reliance by Collateral Agent and Securities Intermediary.

Each of the Collateral Agent and the Securities Intermediary shall be entitled, in the absence of bad faith, to rely conclusively upon any certification, order, judgment, opinion, notice or other written communication (including, without limitation, any thereof by e-mail or similar electronic means, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and consult with and conclusively rely upon advice, opinions and statements of legal counsel and other experts selected by the Collateral Agent or the Securities Intermediary, as the case may be, and the Collateral Agent and the Securities Intermediary shall not be liable for any action taken or omitted by it in good faith in reliance upon the advice of such counsel. As to any matters not expressly provided for by this Agreement, the Collateral Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement. In the event any instructions are given (other than in writing at the time of the execution of this Agreement), whether in writing, by telecopier or otherwise, the Collateral Agent and the Securities Intermediary are authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule I hereto, and the Collateral Agent and

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the Securities Intermediary may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Collateral Agent and the Securities Intermediary.

It is understood that the Collateral Agent and the Securities Intermediary in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the Company to identify (i) the beneficiary, (ii) the beneficiary’s bank or (iii) an intermediary bank. The Collateral Agent and the Securities Intermediary may apply any of the deposited funds for any payment order it executes using any such identifying number, even where its use may result in a Person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank, or an intermediary bank, designated by the Company; provided, however, that payment is made to the account as specified by the Company.

In each case that the Collateral Agent or Securities Intermediary may or is required hereunder to take any action, including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder, the Collateral Agent or Securities Intermediary may seek direction from the Company. The Collateral Agent or Securities Intermediary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction from the Company. Unless direction is otherwise expressly provided herein, if the Collateral Agent or Securities Intermediary shall request direction from the Company with respect to any action, the Collateral Agent or the Securities Intermediary shall be entitled to refrain from such action unless and until such agent shall have received written direction from the Company, and the agent shall not incur liability to any Person by reason of so refraining.

SECTION 8.4 Certain Rights.

(a) Whenever in the administration of the provisions of this Agreement the Collateral Agent or the Securities Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Collateral Agent or the Securities Intermediary, be deemed to be conclusively proved and established by a certificate signed by one of the Company’s officers, and delivered to the Collateral Agent or the Securities Intermediary and such certificate, in the absence of gross negligence or bad faith on the part of the Collateral Agent or the Securities Intermediary, shall be full warrant to the Collateral Agent or the Securities Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

(b) The Collateral Agent or the Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

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SECTION 8.5 Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Collateral Agent or the Securities Intermediary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent or the Securities Intermediary shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent or the Securities Intermediary shall be the successor of the Collateral Agent or the Securities Intermediary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

SECTION 8.6 Rights in Other Capacities.

The Collateral Agent and the Securities Intermediary and their affiliates may (without having to account therefore to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Note Purchase Contract Agent, any other Person interested herein and any Holder of Contingent Convertible Units(and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Note Purchase Contract Agent and any Holder of Contingent Convertible Units without having to account for the same to the Company; provided that each of the Securities Intermediary and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

SECTION 8.7 Non-reliance on Collateral Agent and Securities Intermediary.

Neither the Securities Intermediary nor the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Note Purchase Contract Agent or any Holder of Contingent Convertible Units of this Agreement, the Note Purchase Contract Agreement, the Contingent Convertible Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Note Purchase Contract Agent or any Holder of Contingent Convertible Units. Neither the Collateral Agent nor the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Note Purchase Contract Agent or any Holder of Contingent Convertible Units (or any of their respective affiliates) that may come into the possession of the Collateral Agent or the Securities Intermediary or any of their respective affiliates.

SECTION 8.8 Compensation and Indemnity.

The Company agrees to:

(a) pay the Collateral Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;

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(b) indemnify and hold harmless the Collateral Agent, the Securities Intermediary and each of their respective directors, officers, agents and employees (collectively, the “Indemnitees”), from and against any and all claims, actions, suits, liabilities, losses, damages, fines, penalties and expenses (including reasonable fees and expenses of counsel) and taxes (other than those based upon, determined by or measured by the income of the Collateral Agent and Securities Intermediary) of any kind and nature, whatsoever (collectively, “Losses” and individually, a “Loss”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which either the Collateral Agent or the Securities Intermediary is entitled to rely pursuant to the terms of this Agreement, provided that the Collateral Agent or the Securities Intermediary has not acted with gross negligence or engaged in willful misconduct with respect to the specific Loss against which indemnification is sought; and

(c) in addition to and not in limitation of paragraph (b) immediately above, indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against, the Indemnitees or any of them in connection with or arising out of the Collateral Agent’s or the Securities Intermediary’s acceptance or performance of its powers and duties under this Agreement, provided that the Collateral Agent or the Securities Intermediary has not acted with gross negligence or engaged in willful misconduct with respect to the specific Loss against which indemnification is sought.

The provisions of this Section and Section 10.7 shall survive the resignation or removal of the Collateral Agent or Securities Intermediary and the termination of this Agreement.

SECTION 8.9 Failure to Act.

In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, then at its sole option, each of the Collateral Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Note Purchase Contract Agent, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent and the Securities Intermediary shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Securities Intermediary shall be entitled to refuse to act until either:

(a) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent or the Securities Intermediary; or

(b) the Collateral Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting.

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Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Securities Intermediary shall be required to take any action that is contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

SECTION 8.10 Resignation of Collateral Agent and Securities Intermediary.

Subject to the appointment and acceptance of a successor Collateral Agent or Securities Intermediary as provided below:

(i) the Collateral Agent and the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Note Purchase Contract Agent as attorney-in-fact for the Holders of Contingent Convertible Units;

(ii) the Collateral Agent and the Securities Intermediary may be removed at any time by the Company; and

(iii) the Collateral Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Note Purchase Contract Agent, and such failure shall be continuing, the Collateral Agent and the Securities Intermediary may be removed by the Note Purchase Contract Agent, acting at the direction of the Holders of a majority in number of the Contingent Convertible Units.

The Note Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent or the Securities Intermediary pursuant to clause (iii) of this Section 8.10. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s or Securities Intermediary’s giving of notice of resignation or the Company’s or the Note Purchase Contract Agent’s giving notice of such removal, then the retiring or removed Collateral Agent or Securities Intermediary may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Collateral Agent or Securities Intermediary. The Collateral Agent and the Securities Intermediary shall each be a bank, trust company or national banking association with a combined capital and surplus of at least U.S.$50,000,000. Upon the acceptance of any appointment as Collateral Agent or Securities Intermediary hereunder by a successor Collateral Agent or Securities Intermediary, as the case may be, such successor Collateral Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent or Securities Intermediary hereunder. After any retiring Collateral Agent’s or Securities Intermediary’s resignation hereunder as Collateral Agent or Securities Intermediary, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent or

Securities Intermediary hereunder, at a time when such Person is acting as the Collateral Agent and Securities Intermediary, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Collateral Agent and Securities Intermediary, as the case may be.

SECTION 8.11 Right to Appoint Agent or Advisor.

The Collateral Agent and Securities Intermediary each shall have the right to appoint agents or advisors in connection with any of their respective duties hereunder, and the Collateral Agent and Securities Intermediary shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to Section 8.11 shall be subject to prior written consent of the Company, which consent shall not be unreasonably withheld.

SECTION 8.12 Survival.

The provisions of this Article VIII shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Securities Intermediary.

SECTION 8.13 Exculpation.

Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent or the Securities Intermediary, or any of them.

ARTICLE IX

AMENDMENT

SECTION 9.1 Amendment without Consent of Holders.

Without the consent of any Holders, the Company, when duly authorized by a Board Resolution, the Collateral Agent, the Securities Intermediary and the Note Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Securities Intermediary and the Note Purchase Contract Agent, to:

(a) cure any ambiguity, omission, defect or inconsistency in this Agreement;

(b) provide for the assumption by a surviving or successor corporation of the Company’s obligations under this Agreement or evidence and provide for the acceptance of appointment of a successor Collateral Agent, Securities Intermediary or Note Purchase Contract Agent;

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(c) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(d) make any change that does not materially adversely affect the rights of any Holder; and

(e) conform the terms of this Agreement to the description thereof in the Preliminary Offering Memorandum, as supplemented by the Pricing Term Sheet.

SECTION 9.2 Amendment with Consent of Holders.

With the consent of the Holders of not less than a majority in number of the Contingent Convertible Units at the time outstanding, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of such Holders delivered to the Company, the Note Purchase Contract Agent, the Securities Intermediary and the Collateral Agent, as the case may be, the Company, when duly authorized by a Board Resolution, the Note Purchase Contract Agent, the Securities Intermediary and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Contingent Convertible Units; provided, however, that no such supplemental agreement shall, without the consent of the Holders of each outstanding Contingent Convertible Unit affected thereby:

(a) reduce the amount of Note Purchase Contracts whose Holders must consent to an amendment or waiver;

(b) make any change in provisions of this Agreement entitling each Holder to purchase Notes on the Note Purchase Date or to the return on the Note Purchase Date of their respective interests in any Excess Initial Proceeds and, in the case of Contingent Convertible Units that are not exercised, the Treasury Maturity Cash Proceeds, or to bring suit to enforce such payment or delivery;

(c) change the amount or type of securities to be held in the Securities Account or otherwise adversely affect the Holder’s rights in or to the Treasury Securities and any Excess Initial Proceeds in the Securities Account (including under provisions governing the termination of the Note Purchase Contracts and release of the related collateral); or

(d) otherwise effect any action that would require the consent of the Holder of each outstanding Contingent Convertible Unit affected thereby pursuant to the Note Purchase Contract Agreement if such action were effected by a modification or amendment of the provisions of the Note Purchase Contract Agreement.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

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SECTION 9.3 Execution of Amendments.

In executing any amendment permitted by this Article, the Collateral Agent, the Securities Intermediary and the Note Purchase Contract Agent shall be entitled to receive and (subject to Section 5.01 of the Note Purchase Contract Agreement with respect to the Note Purchase Contract Agent) shall be fully authorized and protected in relying upon, an Opinion of Counsel and an officers’ certificate stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied. The Collateral Agent, Securities Intermediary and Note Purchase Contract Agent may, but shall not be obligated to, enter into any such amendment which affects their own respective rights, duties or immunities under this Agreement or otherwise.

SECTION 9.4 Effect of Amendments.

Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Note Purchase Contract Agreement shall be bound thereby.

SECTION 9.5 Reference of Amendments.

Contingent Convertible Units authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall, if required by the Collateral Agent or the Note Purchase Contract Agent, bear a notation as to any matter provided for in such amendment. If the Company shall so determine, new Contingent Convertible Units so modified as to conform, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Note Purchase Contract Agent in accordance with the Note Purchase Contract Agreement in exchange for outstanding Contingent Convertible Units.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 No Waiver.

No failure on the part of the Company, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

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SECTION 10.2 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO AND HOLDERS OF CONTINGENT CONVERTIBLE UNITS, ACTING THROUGH THE NOTE PURCHASE CONTRACT AGENT AS THEIR ATTORNEY-IN-FACT, HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COLLATERAL OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

(b) Each of the parties hereto and the Holders of Contingent Convertible Units, acting through the Note Purchase Contract Agent as their attorney-in-fact hereby:

(i) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement, as the case may be, may be instituted in any U.S. Federal or State court located in the State of New York, County of New York and in the courts of its own corporate domicile, in respect of actions brought against the relevant party as a defendant,

(ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, and any right to which it may be entitled, on account of place of residence or domicile,

(iii) irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding and waives the right to challenge such submission in any other jurisdiction that it may be entitled by reason of its present or future domicile or other reason,

(iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

(v) agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(c) The Company has appointed CEMEX NY Corporation, 590 Madison Avenue, 41st Floor, New York, New York 10022, Attention: Legal Counsel, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Agreement which may be instituted in any U.S. Federal or State court located in the State of New York, County of New York. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Contingent Convertible Units remain outstanding. The Company agrees that the appointment of

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the Authorized Agent shall be irrevocable so long as any of the Contingent Convertible Units remain outstanding or until the irrevocable appointment by the Company of a successor agent in The City of New York, New York as authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer.

(d) To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

(e) Nothing in this Section 10.2 shall affect the right of the Note Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any Holder of the Contingent Convertible Units to serve process in any other manner permitted by law

SECTION 10.3 Notices.

Any notice or communication among the Company, the Collateral Agent, the Securities Intermediary and the Note Purchase Contract Agent to any of the others is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other’s address as stated below in this Section 10.3. The Company, the Collateral Agent, the Securities Intermediary or the Note Purchase Contract Agent by notice to each of the others may designate additional or different addresses for subsequent notices or communications. The Collateral Agent, the Securities Intermediary and the Note Purchase Contract Agent may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Collateral Agent, the Securities Intermediary and the Note Purchase Contract Agent shall not be liable for any loss, liability or expense of any kind incurred by the Company or the Holders due to the Collateral Agent’s, the Security Intermediary’s or the Note Purchase Contract Agent’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the negligence or willful misconduct of the Collateral Agent, the Securities Intermediary or the Note Purchase Contract Agent, it being understood that the failure of the Collateral Agent, the Securities Intermediary or the Note Purchase Contract Agent to verify or confirm that the person providing the instructions or directions, is, in fact, an authorized person does not constitute negligence or willful misconduct.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, all notices to the Note Purchase Contract Agent, the Collateral Agent or the Securities Intermediary shall be effective only upon receipt by a Responsible Officer of the Note Purchase Contract Agent, the Collateral Agent or the Securities Intermediary, as applicable.

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If to the Note Purchase Contract Agent:

The Bank of New York Mellon

101 Barclay Street, 7W

New York, New York 10286

Attention:    International Corporate Trust

Facsimile:    (212) 815-5917

If to the Company:

CEMEX, S.A.B. de C.V.

Avenida Ricardo Margáin Zozaya #325

Colonia Valle del Campestre

Garza García, Nuevo León

México 66265

Attention:    Chief Financial Officer

Fax:  +52 81 8888 4465

If to the Collateral Agent:

The Bank of New York Mellon

101 Barclay Street, 7W

New York, New York 10286

Attention:    International Corporate Trust

Facsimile:    (212) 815-5917

If to the Securities Intermediary:

The Bank of New York Mellon

101 Barclay Street, 7W

New York, New York 10286

Attention:    International Corporate Trust

Facsimile:    (212) 815-5917

Any notice or communication to a Holder shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Security Register kept by the Security Registrar and shall be deemed to have been given on the date of such mailing or, to a Holder of a Global Security, through DTC in accordance with its procedures. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company sends a notice or communication to Holders, it shall send a copy to the Note Purchase Contract Agent and the Collateral Agent at the same time. Any notice required to be given by the Company may be given by the Note Purchase Contract Agent on the Company’s behalf and at the expense of Company.

All notices or communications shall be in writing.

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The Collateral Agent and the Securities Intermediary agree to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Company, the Note Purchase Contract Agent or the Collateral Agent elects to give e-mail or facsimile instructions (or instructions by a similar electronic method) and the Collateral Agent or the Securities Intermediary, as applicable, each in its discretion elects to act upon such instructions, the Collateral Agent’s or the Securities Intermediary’s understanding of such instructions, as applicable, shall be deemed controlling. The Collateral Agent or the Securities Intermediary, as applicable, shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent’s or the Securities Intermediary’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company, the Note Purchase Contract Agent or the Collateral Agent, as applicable, agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent or the Securities Intermediary, including without limitation the risk of the Collateral Agent or the Securities Intermediary acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 10.4 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Securities Intermediary and the Note Purchase Contract Agent, and the Holders from time to time of the Contingent Convertible Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Note Purchase Contract Agent, as attorney-in-fact of the Holders from time to time of the Contingent Convertible Units.

SECTION 10.5 Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 10.6 Severability.

If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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SECTION 10.7 Expenses, Etc.

The Company agrees to reimburse the Collateral Agent and the Securities Intermediary for:

(a) all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any amendment to, modification, supplement or waiver of any of the terms of this Agreement;

(b) all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Contingent Convertible Units to satisfy its obligations under the Note Purchase Contracts forming a part of the Contingent Convertible Units and (ii) the enforcement of this Section 10.7;

(c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby;

(d) all reasonable fees and expenses of any agent or advisor appointed by the Collateral Agent or the Securities Intermediary and consented to by the Company under Section 8.11 of this Agreement including, without limitation, reasonable fees and expenses of counsel for the Collateral Agent or the Securities Intermediary, as applicable; and

(e) any other out-of-pocket costs and expenses reasonably incurred by the Collateral Agent and the Securities Intermediary in connection with the performance of their duties and the exercise of their powers hereunder.

SECTION 10.8 Security Interest Absolute.

All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any provision of the Note Purchase Contracts or the Contingent Convertible Units or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the Contingent Convertible Units under the related Note Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Note Purchase Contract Agreement or any Note Purchase Contract or any other agreement or instrument relating thereto; or

(c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

Pledge Agreement

SECTION 10.9 Notice of Termination.

Upon the termination of the Note Purchase Contracts, the Company shall deliver an Automatic Termination Notice or a Tax Termination Notice to the Note Purchase Contract Agent, the Collateral Agent and the Securities Intermediary in accordance with Section 3.08 or Section 3.09 of the Note Purchase Contract Agreement, as applicable. Upon the written request of the Collateral Agent or the Securities Intermediary, the Company shall inform such party whether or not the Note Purchase Contracts have been terminated.

SECTION 10.10 Currency Indemnity.

(a) U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company under or in connection with the Contingent Convertible Units or this Agreement, including damages. To the greatest extent permitted under applicable law, any amount received or recovered in currency other than U.S. Legal Tender in respect of the Contingent Convertible Units (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of them under the Contingent Convertible Units and this Agreement only to the extent of the U.S. Legal Tender amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). To the greatest extent permitted under applicable law, if that U.S. Legal Tender amount is less than the U.S. Legal Tender amount expressed to be due to the recipient under the Contingent Convertible Units or this Agreement, the Company shall indemnify and hold harmless the recipient against any loss or cost sustained by it in making any such purchase to the greatest extent permitted under applicable law. For the purposes of this Section 10.10, it will be sufficient for the Holder to certify that it would have suffered a loss had an actual purchase of U.S. Legal Tender been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Legal Tender on such date had not been practicable, on the first date on which it would have been practicable).

(b) The indemnities of the Company contained in this Section 10.10, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company under this Agreement and the Contingent Convertible Units; (ii) shall give rise to a separate and independent cause of action against the Company; (iii) shall apply irrespective of any waiver granted by any Holder, the Note Purchase Contract Agent or the Collateral Agent from time to time; (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof of claim for a liquidated amount in respect of any sum due under the Notes or this Indenture or any other judgment or order; and (v) may not be enforceable under Mexican law.

SECTION 10.11 Incorporation by Reference.

In connection with its execution and performance hereunder the Note Purchase Contract Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to them under the Note Purchase Contract Agreement.

Pledge Agreement

SECTION 10.12 No Adverse Interpretation of Other Agreements.

This Agreement may not be used to interpret another agreement, indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such other agreement, indenture, loan or debt agreement may not be used to interpret this Agreement.

SECTION 10.13 USA PATRIOT ACT.

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Securities Intermediary, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Agreement agree that they will provide the Securities Intermediary with such information as the Securities Intermediary may request in order for the Securities Intermediary to satisfy the requirements of the USA Patriot Act.

[SIGNATURES ON THE FOLLOWING PAGE]

Pledge Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CEMEX, S.A.B. DE C.V.

By:	/s/ Jose Antonio González Flores
	Name:	Jose Antonio González Flores
	Title:	Attorney in fact

THE BANK OF NEW YORK MELLON, as Note Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Contingent Convertible Units

By:	/s/ Jaime Nielsen
	Name:	Jaime Nielsen
	Title:	Vice President

THE BANK OF NEW YORK MELLON, as Collateral Agent and Securities Intermediary

By:	/s/ Jaime Nielsen
	Name:	Jaime Nielsen
	Title:	Vice President

[Signature Page to Pledge Agreement]

Schedule I

Contact Persons for Confirmations

NAME	ADDRESS/PHONE NUMBER
Francisco Javier Contreras Navarro Financial Operations Manager Corporate Treasury - Mexico	Ricardo Margain 325 Col. Valle del Campestre 66265 San Pedro Garza García N.L. Office: +52(81)88884093 Fax: +52(81)88884519 e-Mail: franciscojavier.contreras@cemex.com

Hector Rodriguez Villarreal Financial Information - Corporate Treasury	Ricardo Margain 325 Valle del Campestre 66265 San Pedro Garza Garcia, N.L. Mexico Office: +52(81)88884265 Fax: +52(81)88886779 e-Mail: hector.rodriguez@cemex.com

Omar Jorge Ochoa Castro Equity & Financial Risk Manager Corporate Finance	Av. Ricardo Margáin Zozaya #325, Col. Valle del Campestre, San Pedro Garza García, Nuevo León, CP. 66265, México Office: +52(81)8888-4559 e-Mail: omarjorge.ochoac@cemex.com

Jesús Héctor Preciado De La Lama Equity, Risk & Financial Planning Advisor Corporate Finance	Ricardo Margain Zozaya # 325 Col. Valle del Campestre, San Pedro Garza García, N.L. C.P. 66265, México Office: +52(81)88884330 Fax: +52(81)88884465 e-Mail: jesushector.preciado@cemex.com

Sched. I-1